EXHIBIT 21


   Superior Services, Inc.
   10150 W. National Ave.
   Suite 350
   West Allis, WI 53227

   Superior Cranberry Creek Landfill, Inc.
   2510 Engel Road
   Wisconsin Rapids, WI 54494

   Superior Construction Services, Inc.

   Hardrock, Inc.

   Summit, Inc.
   2510 Engel Road
   Wisconsin Rapids, WI 54494

   Superior Special Services, Inc.
   100 West Larsen Drive
   P.O. Box 1323
   Fond du Lac, WI 54936-1323

   Valley Sanitation Co., Inc.
   1215 Klement Street
   Fort Atkinson, WI 53538

   Superior Services of Elgin, Inc.
   1790 Gilpen
   P.O. Box 334
   South Elgin, IL 60177

   Superior Glacier Ridge, Inc.
   N7396 Highway V
   Horicon, WI 53032

   Land & Gas Reclamation, Inc.
   N7296 Highway V
   Horicon, WI 53032

   Superior of Wisconsin, Inc.
   559 Progress Drive
   P.O. Box 168
   Hartland, WI 53029

   Superior Emerald Park Landfill, Inc.
   W124 S10629 South 124th Street
   Muskego, WI 53130

   Superior FCR Landfill, Inc.
   6480 County Road 12N
   Buffalo, MN 55313

   Superior Seven Mile Creek Landfill, Inc.
   8001 Olson Drive
   Eau Claire, WI 54703

   Superior Oak Ridge Landfill, Inc.
   1741 Sulphur Springs Road
   Ballwin, MO 63021

   Superior of Missouri, Inc.
   2264 Creve Coeur Mill Road
   Maryland Heights, MO 63043

   Superior of Ohio, Inc.
   1515 Harmon Avenue
   Columbus, Oh 43223

   Superior Services of Michigan, Inc.

   Superior Waste Services of Pennsylvania, Inc.
   P.O. Box 0
   R.D. 2, Route 219
   Brockway, PA 15824

   Superior Hickory Meadows Landfill, Inc.
   W3106 Schneider Road
   Hilbert, WI 54129

   Resource Recovery Transfer & Transportation, Inc. ("R2T2")
   Speedway Sanitation, Inc.
   1430 Speedway Blvd.
   P.O. Box 540
   Lincoln, AL 35096

   Holt Landfill Co., Inc.
   4831 12th Street N.E.
   Holt, AL 35404

   Urban Sanitation Corporation
   1319 No Business Creek Road
   Ragland, AL 35131

   Superior Maple Hill Landfill, Inc.
   31226 Intrepid Road
   Macon, MO 63552

   Homestand Land Corp.
   5635 Toby Road
   Kersey, PA 15846

   Sharps Incinerator of Fort
   1203 Klement Street
   Fort Atkinson, WI 53538

   Speedway Sanitation, Inc.
   1430 Speedway Blvd.
   P.O. Box 540
   Lincoln, AL 35096

   Superior Oakland Marsh Landfill
   (f/k/a Noble Road Landfill)
   170 Noble Road East
   P.O. Box 275
   Shiloh, OH 44878